UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 13, 2013

Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 340
Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)         On December 13, 2013, Chimerix, Inc. (the “Company”) hired Linda M. Richardson as the Company’s Chief Commercial Officer. The commencement of Ms. Richardson’s employment with the Company is expected to be on or about January 8, 2014. A copy of the press release announcing the hiring of Ms. Richardson is attached hereto as Exhibit 99.1.

Prior to joining the Company, from December 2011, Ms. Richardson, age 50, served as Vice-President, Head of Global lixisenatide franchise at Sanofi S.A., a global pharmaceutical company. From September 2008 to November 2011, Ms. Richardson served as Vice-President, U.S. Marketing at Sanofi S.A. where she held various marketing leadership responsibilities with eplivanserin, Auvi-Q and Multaq. From October 2006 to June 2008, Ms. Richardson served as Vice President, Marketing at Reliant Pharmaceuticals, Inc. Ms. Richardson earned a B.A. in English from the University of Pennsylvania.

In connection with her hiring as the Company’s Chief Commercial Officer, Ms. Richardson entered into an offer letter (the “Offer Letter”) detailing the terms of her employment.  Pursuant to the Offer Letter, Ms. Richardson will be entitled to receive a base salary of $340,000 per year, and an initial stock option to purchase up to 120,000 shares of the Company’s common stock, 25% of which will vest on the first anniversary of Ms. Richardson’s start date, and the remainder of which will vest in equal monthly installments thereafter over three years. Ms. Richardson will also be entitled to receive a one-time signing bonus of $50,000, plus $75,000 to cover expenses in connection with her relocation to North Carolina. In addition to a base salary, Ms. Richardson is entitled to a discretionary annual performance-based cash bonus, with a target bonus equal to 35% of her base salary. Ms. Richardson is also entitled to receive health care coverage under the Company’s medical, vision and dental plans, and can participate in the Company’s 2013 Employee Stock Purchase Plan and 401(k) Plan.

As an executive officer of the Company, Ms. Richardson is entitled to receive the severance and change of control benefits described under the heading “Other Named Executive Officers” in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2013.

A copy of the Offer Letter is attached hereto as Exhibit 99.2.

Item 8.01	Other Events.

On December 17, 2013, the Company announced in the press release attached hereto as Exhibit 99.3 and incorporated herein by reference, that it has been selected for addition to the NASDAQ Biotechnology Index, which will become effective upon market open on December 23, 2013.

The information in this Item 8.01 and the attached Exhibit 99.3 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 8.01 and the attached Exhibit 99.3 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Chimerix, Inc. dated December 18, 2013.

99.2	Employment Offer Letter to Linda M. Richardson dated December 12, 2013.

99.3	Press Release of Chimerix, Inc. dated December 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: December 18, 2013
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Chimerix, Inc. dated December 18, 2013.

99.2	Employment Offer Letter to Linda M. Richardson dated December 12, 2013.

99.3	Press Release of Chimerix, Inc. dated December 17, 2013.